Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consent to the joint filing on its behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of the shares of common stock of RSP Permian, Inc. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. The undersigned hereby further agree that this Joint Filing Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: February 13, 2015

Wallace Family Partnership, LP

By: Michael Wallace Management, LLC,
its general partner

By:	/s/ James E. Mutrie
Name:	James E. Mutrie
Title:	Attorney-in-Fact

Michael Wallace Management, LLC

By:	/s/ James E. Mutrie
Name:	James E. Mutrie
Title:	Attorney-in-Fact

Michael W. Wallace

By:	/s/ James E. Mutrie
Name:	James E. Mutrie
Title:	Attorney-in-Fact

Leslyn M. Wallace

By:	/s/ James E. Mutrie
Name:	James E. Mutrie
Title:	Attorney-in-Fact